Exhibit 10.1
WAIVER
This waiver (this “Waiver”) is granted as of February [21], 2017, by Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company (“Platinum Montaur”) in favor of FluoroPharma Medical, Inc., a Nevada corporation (the “Company”). Capitalized terms used but not defined herein shall have the meaning given to such term in the Purchase Agreement and the Warrant (each, as defined below), as applicable.
RECITALS
WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of September 18, 2013, by and between Platinum Montaur and the Company (the “Purchase Agreement”) and that certain Common Stock Purchase Warrant, dated as of September 18, 2013, granted by the Company in favor of Platinum Montaur (the “Warrant”), Platinum Montaur purchased [4,523,076] Preferred Shares and Warrants to purchase [6,020,214] shares of the Company’s common stock;
WHEREAS, pursuant to Section 3.11(c) of the Purchase Agreement, for so long as not less than 25% of the Preferred Shares issued pursuant to the Purchase Agreement remain outstanding, if the Company enters into any Subsequent Financing on terms more favorable than the terms governing the sale of the Preferred Stock thereunder, as determined by Platinum Montaur in its reasonable discretion, then Platinum Montaur in its sole discretion may exchange the Preferred Shares then held by it, valued at their stated value, together with accrued but unpaid dividends, for the securities issued or to be issued in the Subsequent Financing (the “Preferred Ratchet Rights”);
WHEREAS, pursuant to Section 3(e) of the Warrant, during the term of the Warrant, in the event the Company shall issue any Additional Shares of Common Stock or Convertible Securities, other than as provided in Sections 3(a) through 3(d), at a price per share less than the Exercise Price then in effect or without consideration, then the Exercise Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares of Common Stock or Convertible Securities (the “Warrant Ratchet Rights”);
WHEREAS, on February 10, 2017, the Company provided notice to Platinum Montaur of its intent to effectuate a Subsequent Financing, on terms more favorable than the terms governing the sale of the Preferred Stock under the Purchase Agreement, pursuant to which it may issue Additional Shares of Common Stock or Convertible Securities at a price per share less than the Exercise Price in the Warrant (the “Subsequent Financing”); and
WHEREAS, the Company wishes that Platinum Montaur waive, and Platinum Montaur is willing to waive, its Preferred Ratchet Rights and Warrant Ratchet Rights with respect to such Subsequent Financing.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Waiver. Platinum Montaur, on behalf of itself and each of its successors and assigns, hereby waives its Preferred Ratchet Rights and Warrant Ratchet Rights with respect to the Subsequent Financing; provided, however, that such waiver shall be automatically revoked and of no further force and effect if the Subsequent Financing is not completed by August 10, 2017.
2. Entire Agreement. This Waiver contains the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings, written or oral.
3. No Other Waiver. No waiver granted hereunder shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement of the Purchase Agreement or the Warrant, nor shall any delay or omission of Platinum Montaur to exercise any right under the Purchase Agreement or the Warrant in any manner impair the exercise of any such right accruing to it thereafter.
4. Counterparts. This Waiver may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.
5. Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of New York. The terms of this Waiver applicable to contracts made and to be performed wholly therein shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws).
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

Platinum-Montaur Life Sciences, LLC
		By:	Matthew J. Wright
		Name:	Matthew J. Wright
Title:
Company Manager, acting as Joint Official Liquidator of Platinum Partners Value Arbitrage Fund L.P. (the Joint Official Liquidators act as agents of the fund only and contract without personal liability).

Acknowledged and Agreed: FluoroPharma Medical, Inc.
By: Name: Title:	/s/ Thomas Tulip Thomas Tulip CEO and President

[Signature page to Waiver]